Exhibit 33.1

REPORT ON COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

PURSUANT TO ITEM 1122 OF REGULATION AB UNDER THE

SECURITIES EXCHANGE ACT OF 1934

Re:	HSBC Private Label Credit Card Master Note Trust (USA) I (the “Trust”)
Series 2007-1, Class A Notes; Series 2007-1 Class B Notes

1.             Management of each of HSBC Finance Corporation, as Servicer, HSBC Card Services Inc., HSBC Technology & Services (USA) Inc., HSBC Electronic Data Processing (India) Private Limited and HSBC Electronic Data Processing (Philippines) Inc. (the “HSBC Companies) is responsible for assessing its compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission applicable to the servicing of private label credit card receivables related to the Trust’s asset-backed securitization transactions and securities publicly issued on or after January 1, 2006 (the “Platform”). The securitization transactions and securities covered by this report are identified in the heading above.

2.            Management of each of the HSBC Companies used the criteria pertaining to it as set forth in paragraph (d) of Item 1122 of the Securities and Exchange Commission’s Regulation AB, as described on Schedule I attached hereto (the “Applicable Servicing Criteria”) relating to the servicing of the Platform to assess compliance with the Applicable Servicing Criteria.

3.            As of and for the period from January 1, 2009 through December 31, 2009 (the “Reporting Period”), management of each of the HSBC Companies believes it has complied, in all material respects, with the Applicable Servicing Criteria, relating to the servicing of the Platform, except for each material instance of noncompliance set forth below:

NONE.

4.            KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2009.

IN WITNESS WHEREOF, each signatory has signed this report this 12th day of March 2010.

On behalf of HSBC Finance Corporation, but solely as to the criteria applicable to HSBC Finance Corporation specified on the attached Schedule I

/s/ Dennis Mickey

Dennis Mickey
Senior Vice President,

Chief Operating Officer - Treasury

On behalf of HSBC Card Services Inc, but solely as to the criteria applicable to HSBC Card Services Inc. specified on the attached

Schedule I

/s/ Sharon L. Fugitt
Sharon L. Fugitt
Executive Vice President and Chief Financial Officer

HSBC Card Services Inc.

On behalf of HSBC Technology & Services (USA) Inc., but solely as to the criteria applicable to HSBC Technology & Services (USA) Inc. specified on the attached Schedule I

/s/ Betty A. Earll
Betty A. Earll
Vice President

HSBC Technology & Services (USA) Inc.

On behalf of HSBC Electronic Data Processing

(India) Private Limited, but solely as to the

criteria applicable to HSBC Electronic Data

Processing (India) Private Limited specified

the attached Schedule I

/s/ Deepak Mangla
Deepak Mangla
Director and City Manager
HSBC Electronic Data Processing (India)
Private Limited

On behalf of HSBC Electronic Data Processing

(Philippines) Inc., but solely as to the criteria

applicable to HSBC Electronic Data

Processing (Philippines) Inc. specified on the

attached Schedule I

/s/ Jennifer Strybel
Jennifer Strybel
Director and Centre Manager - GSC Manila 1
HSBC Electronic Data Processing (Philippines) Inc.

Schedule I

Servicing Criteria		Applicable Servicing Criteria: HSBC Finance Corporation	Applicable Servicing Criteria: HSBC Card Services Inc.	Applicable Servicing Criteria: HSBC Technology & Services (USA) Inc.	Applicable Servicing Criteria: HSBC Electronic Data Processing (India) Private Limited	Applicable Servicing Criteria: HSBC Electronic Data Processing (Philippines) Inc.
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	Not applicable	X	Not applicable	Not applicable	Not applicable
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	Not applicable	Not applicable	Not applicable	Not applicable
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

		Not applicable	Not applicable	X	Not applicable	Not applicable
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	Not applicable	Not applicable	Not applicable	Not applicable

Servicing Criteria		Applicable Servicing Criteria: HSBC Finance Corporation	Applicable Servicing Criteria: HSBC Card Services Inc.	Applicable Servicing Criteria: HSBC Technology & Services (USA) Inc.	Applicable Servicing Criteria: HSBC Electronic Data Processing (India) Private Limited	Applicable Servicing Criteria: HSBC Electronic Data Processing (Philippines) Inc.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.

		X	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable

Servicing Criteria		Applicable Servicing Criteria: HSBC Finance Corporation	Applicable Servicing Criteria: HSBC Card Services Inc.	Applicable Servicing Criteria: HSBC Technology & Services (USA) Inc.	Applicable Servicing Criteria: HSBC Electronic Data Processing (India) Private Limited	Applicable Servicing Criteria: HSBC Electronic Data Processing (Philippines) Inc.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	Not applicable	Not applicable	Not applicable	Not applicable
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

		X(1)	Not applicable	Not applicable	Not applicable	Not applicable

Servicing Criteria		Applicable Servicing Criteria: HSBC Finance Corporation	Applicable Servicing Criteria: HSBC Card Services Inc.	Applicable Servicing Criteria: HSBC Technology & Services (USA) Inc.	Applicable Servicing Criteria: HSBC Electronic Data Processing (India) Private Limited	Applicable Servicing Criteria: HSBC Electronic Data Processing (Philippines) Inc.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.	X	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	Not applicable	Not applicable	Not applicable	Not applicable
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	Not applicable	Not applicable	Not applicable	Not applicable

Servicing Criteria		Applicable Servicing Criteria: HSBC Finance Corporation	Applicable Servicing Criteria: HSBC Card Services Inc.	Applicable Servicing Criteria: HSBC Technology & Services (USA) Inc.	Applicable Servicing Criteria: HSBC Electronic Data Processing (India) Private Limited	Applicable Servicing Criteria: HSBC Electronic Data Processing (Philippines) Inc.
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

		Not applicable	X	X	Not applicable	Not applicable
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	X	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		Not applicable	X	Not applicable	Not applicable	Not applicable
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

		Not applicable	X	Not applicable	Not applicable	Not applicable

Servicing Criteria		Applicable Servicing Criteria: HSBC Finance Corporation	Applicable Servicing Criteria: HSBC Card Services Inc.	Applicable Servicing Criteria: HSBC Technology & Services (USA) Inc.	Applicable Servicing Criteria: HSBC Electronic Data Processing (India) Private Limited	Applicable Servicing Criteria: HSBC Electronic Data Processing (Philippines) Inc.
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent home equity loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

		Not applicable	X	Not applicable	X	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable	X	Not applicable	Not applicable	Not applicable
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

		Not applicable	Not applicable	Not applicable	Not applicable	Not applicable

Servicing Criteria		Applicable Servicing Criteria: HSBC Finance Corporation	Applicable Servicing Criteria: HSBC Card Services Inc.	Applicable Servicing Criteria: HSBC Technology & Services (USA) Inc.	Applicable Servicing Criteria: HSBC Electronic Data Processing (India) Private Limited	Applicable Servicing Criteria: HSBC Electronic Data Processing (Philippines) Inc.
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

		Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

		Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Not applicable	X	Not applicable	Not applicable	Not applicable
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable

(1) HSBC Finance Corporation has concluded that the criterion set forth in Item 1122(d)(3)(i)(D) is not applicable to the servicing of the Platform.